UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2016

ELECTRO SCIENTIFIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon		97229
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (503) 641-4141
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 31, 2016, Electro Scientific Industries, Inc. (the “Company”) entered into a Retention Bonus Agreement with Paul Oldham, Senior Vice President of Administration, Chief Financial Officer and Secretary of the Company (the “Agreement”). Pursuant to the Agreement, Mr. Oldham will receive a bonus of $200,000 if he is continuously employed by the Company until August 31, 2017 (the “First Bonus”) and an additional bonus of $300,000 if he is continuously employed by the Company until August 31, 2018 (the “Second Bonus”). If Mr. Oldham’s employment is terminated by the Company without cause (as defined in the Agreement) or by Mr. Oldham for good reason (as defined in the Agreement) before August 31, 2017, he will receive a prorated portion of the First Bonus. If Mr. Oldham’s employment is terminated by the Company without cause (as defined in the Agreement) or by Mr. Oldham for good reason (as defined in the Agreement) after August 31, 2017 and before August 31, 2018, he will receive a prorated portion of the Second Bonus.

The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Retention Bonus Agreement, which is filed as Exhibit 10.1 hereto.

9.01 Financial Statements and Exhibits

(d) Exhibits: The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit 10.1	Retention Bonus Agreement, dated August 31, 2016, between Electro Scientific Industries, Inc. and Paul R Oldham.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 2, 2016

Electro Scientific Industries, Inc.

By:	/s/ Paul Oldham
Name:	Paul Oldham
Title:	Senior Vice President of Administration, Chief Financial Officer and Corporate Secretary